DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0682702005-7
Document Number:
20050470841-41

Date Filed:
10/10/2005 11:07:37 AM
In the office of

Dean Heller
Secretary of State

# Articles of Incorporation
(PURSUANT TO NRS 78)

*Important: Read attached instructions before completing form.*

ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| 1. **Name of Corporation:** | Hola Communications, Inc. |
| 2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served) | The Corporation Trust Company of Nevada<br>Name<br>6100 Neil Road, Suite 500, Reno, NEVADA 89511<br>Street Address / City / Zip Code<br>Optional Mailing Address / City / State / Zip Code |
| 3. **Shares:** (number of shares corporation authorized to issue) | Preferred shares: 1,000,000<br>Number of shares with par value: 50,000,000 Par value: $ .001 Number of shares without par value: |
| 4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees) | 1. Carlos Alfonso Bustamante<br>Name<br>53 Aruba Bend, Coronado, CA 92118<br>Street Address / City / State / Zip Code<br>2. Jose Carlos Davalos Cerda<br>Name<br>Calle Roman No. 100 Col., El Escondida, Tijuana, BC, Mexic 22440<br>Street Address / City / State / Zip Code<br>3.<br>Name<br>Street Address / City / State / Zip Code |
| 5. **Purpose:** (optional-see instructions) | The purpose of this Corporation shall be: |
| 6. **Names, Address and Signature of Incorporator:** (attach additional page if there is more than 1 incorporator) | Carlos Alfonso Bustamante<br>Name<br>Signature<br>53 Aruba Bend, Coronado, CA 92118<br>Address / City / State / Zip Code |
| 7. **Certificate of Acceptance of Appointment of Resident Agent:** | I hereby accept appointment as Resident Agent for the above named corporation.<br>The Corporation Trust Company of Nevada<br>By<br>Authorized Signature of R.A. or On Behalf of R.A. Company<br>JACK CASKEY, ASST. V. P.<br>Date 10/6/05 |

*This form must be accompanied by appropriate fees. See attached fee schedule.*

NV001 - 12/15/03 C T System Online

Nevada Secretary of State Form 78 ARTICLES 2003
Revised on: 11/21/03

SCHEDULE “A”

ARTICLES OF INCORPORATION

Hola Communications, Inc.

3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 50,000,000 common shares	Par Value: $0.001
	Number of shares with par value: 1,000,000 preferred shares, issuable in series	Par Value: $0.001